UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Celsion Corporation
(Name of Registrant as Specified In Its Charter)

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CELSION CORPORATION

10220-L OLD COLUMBIA ROAD
COLUMBIA, MARYLAND 21046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, JUNE 10, 2011

To Our Stockholders:

        Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Celsion Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, June 10, 2011 at the Pier 5 Hotel, 711 Eastern Avenue, Baltimore, Maryland 21202 for the following purposes, all as more fully described in the accompanying Proxy Statement:

1)	To elect two Class I Directors, each to serve until the Annual Meeting of Stockholders in 2014 and until his successor is duly elected and qualified;

2)	To ratify the selection of Stegman & Company as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

3)	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The close of business on April 20, 2011 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on April 20, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares in person even if you send in your Proxy Card.

By Order of the Board of Directors

/s/ Jeffrey W. Church Jeffrey W. Church Secretary

April 29, 2011

Columbia, Maryland

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 10, 2011. The Proxy Statement and our 2010 Annual Report to Security Holders on Securities and Exchange Commission Form 10-K are available at www.proxyvote.com.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.

CELSION CORPORATION

PROXY
STATEMENT

i

CELSION CORPORATION

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Celsion Corporation, a Delaware corporation (sometimes referred to in this Proxy Statement as the "Company", "Celsion", "we" or "us"), for exercise at the Annual Meeting of Stockholders (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, to be held on June 10, 2011. We are first sending this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and Annual Report on Securities and Exchange Commission ("SEC") Form 10-K for the fiscal year ended December 31, 2010 (our "2010 Annual Report on Form 10-K") to our stockholders on or about April 29, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 10, 2011. The Proxy Statement and our 2010 Annual Report to Security Holders on Securities and Exchange Commission Form 10-K are available at www.proxyvote.com.

We are an innovative oncology drug development company focused on improving treatment for those suffering with highly aggressive and difficult to treat forms of cancer. We are working to develop and commercialize more efficient, effective, targeted chemotherapeutic oncology drugs based on our proprietary heat-activated liposomal technology.

Our principal executive offices are located at 10220-L Old Columbia Road, Columbia, Maryland 21046, and our telephone numbers are (410) 290-5390 and (800) 262-0394 (toll free).

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

Our 2011 Annual Meeting will be held at 10:00 a.m., local time, on Friday, June 10, 2011 at the Pier 5 Hotel, 711 Eastern Avenue, Baltimore, Maryland 21202.

Who May Attend the Annual Meeting

Only stockholders who own our common stock, par value $0.01 per share (our "Common Stock"), as of the close of business on April 20, 2011, the record date for the Annual Meeting (the "Record Date"), will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Annual Meeting. In addition, each share of our 8% Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) outstanding on the Record Date entitles the holder thereof to vote on an as-converted basis with holders of our Common Stock at the Annual Meeting.  Each share of Series A Preferred Stock converts to 363 shares of Common Stock for voting purposes. Only stockholders who own our Preferred Stock or Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 14,773,618 shares of our Common Stock issued and outstanding and 4,190 shares of our Series A Preferred Stock outstanding which convert to 1,520,970 shares of Common Stock for purposes of the vote to the taken at the Annual Meeting.

How to Vote

If you were a stockholder as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to attend and vote in person. HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM. A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling 1-800-690-6903.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker's proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	For the election of the two Class I nominees for director, each to serve until the Annual Meeting of Stockholders in 2014 and until his successor is duly elected and qualified;

●	For the ratification of the appointment of Stegman & Company as our independent registered public accounting firm for the year ending December 31, 2011;

●	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting and any adjournment or postponement thereof.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to our Secretary at our principal executive office. Your most current proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A "broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Vote Requirements

The election of the Class I Directors at the Annual Meeting will be by plurality of the votes cast. This means that the two director nominees receiving the greatest number of votes cast, in person or by proxy, by the holders of Common Stock in the election of the Class I Directors, will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote "FOR" the nominees for election as a director or may "WITHHOLD" authority for the nominees. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a stockholder withholds authority to vote with respect to the nominees for director, the shares held by that stockholder will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominees. Broker non-votes will have no effect on the election of the nominee.

Stockholders may also vote "FOR" or "AGAINST" or may "ABSTAIN" on Proposal No. 2, to ratify the selection of Stegman & Company as the Company's independent registered public accounting firm for the year ending December 31, 2011. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Stegman & Company. Abstentions will have the same effect as a vote against Proposal No. 2, but broker non-votes will have no effect on Proposal No. 2.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, however, persons named as proxies will vote upon them in their discretion.

Information about the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and the Company's 2010 Annual Report on Form 10-K, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The solicitation of proxies will be by mail and direct communication with certain stockholders or their representatives by our officers, directors and employees, who will receive no additional compensation therefore.

Annual Report

Our 2010 Annual Report on Form 10-K is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Celsion, including audited financial statements for our fiscal year ended December 31, 2010. A copy of our 2010 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”), but excluding exhibits, is available on our website and additional copies may be obtained without charge, upon written request directed to the Corporate Secretary, Celsion Corporation, 10220-L Old Columbia Road, Columbia, Maryland 21046.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2010 Annual Report on Form 10-K may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

10220-L Old Columbia Road
    Columbia, Maryland 21046
    Attention: Corporate Secretary
    (410) 290-5390

If you would like to receive separate copies of the Company's Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set forth above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of March 24, 2011 by:

●	each person or group known by us to own beneficially more than 5% of the outstanding Common Stock;
●	each of our directors and the director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading "Executive Compensation"; and
●	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Shares of Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 24, 2011 are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER*	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING(2)
Max E. Link (3)	331,639	2.41%
Augustine Chow (4)	80,000	**
Gregory Weaver (5)	65,000	**
Robert W. Hooper (6)	13,000	**
Alberto Martinez (7)	69,166	**
Michael H. Tardugno (8)	717,494	5.20%
Nicholas Borys (9)	171,104	1.24%
Jeffrey Church (10)	49,999	**
Robert A. Reed (11)	26,735	**
Directors and Executive Officers as a group (9 persons)(12)	1,524,137	11.05%

*	The address of each of the persons named is c/o Celsion Corporation, 10220-L Old Columbia Road, Columbia, MD 21046.

**	Less than 1%.

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Based on 13,787,804 shares of Common Stock outstanding as of March 24, 2011.

(3)	Includes 169,077 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(4)	Includes 80,000 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(5)	Includes 50,000 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(6)	Includes 10,000 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(7)	Includes 69,166 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(8)	Includes 590,832 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(9)	Includes 142,917 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(10)	Includes 39,999 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(11)	Includes 20,833 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

(12)	Includes 1,172,824 shares of Common Stock underlying options, warrants and convertible preferred stock currently exercisable or exercisable within 60 days of March 24, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports regarding ownership and changes in ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to us copies of all reports that they file pursuant to Section 16(a). Subject to the following sentence, based solely on our review of the copies of such forms furnished between January 1, 2010 and December 31, 2010, or with respect to our fiscal year ended December 31, 2010, and on our discussions with directors and executive officers, we believe that, during the fiscal year ended December 31, 2010, all applicable Section 16(a) filing requirements were timely met.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Business Conduct applicable to its directors, officers (including its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other officers performing similar functions) and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. A copy of the Code of Ethics and Business Conduct is available on the Company's website at http://www.celsion.com and any stockholder may obtain a copy by making a written request to the Company's Corporate Secretary, 10220-L Old Columbia Road, Columbia, MD 21046. In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters will be posted promptly to the Company's website in lieu of disclosure on Form 8-K in accordance with Item 5.05(c) of Form 8-K.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GENERAL

The Company's Certificate of Incorporation provides that the number of directors that constitutes the Board of Directors is to be fixed by, or in the manner provided in, our Bylaws, as amended (the "Bylaws"). The Certificate of Incorporation also provides that the Board of Directors is to be divided into three classes, designated as Class I, Class II and Class III, and it is the Company's practice to have such classes as even in size as possible. The Company's Bylaws provide that the Board of Directors is to consist of between three and nine directors, with the exact number to be fixed by action of the Board of Directors. The current number of directors has been fixed by the Board of Directors at seven, although currently, there are only six directors serving.

The Board of Directors has nominated Mr. Gregory Weaver and Dr. Augustine Chow to stand for re-election to the Board of Directors as Class I Directors, with terms expiring at the 2014 annual meeting of stockholders and with the election and qualification of their successors. The proxies named in the Proxy Card provided with this Proxy Statement intend to vote "FOR" the election of Mr. Weaver and Dr. Chow unless otherwise instructed. If you do not wish your shares to be voted for Mr. Weaver and Dr. Chow, you must so indicate by marking the "WITHHOLD" authority box on the Proxy Card against Mr. Weaver and Dr. Chow in which event your shares will not be voted for Mr. Weaver and Dr. Chow.  In the event that Mr. Weaver and Dr. Chow become unavailable, which is not expected, the designated proxies will vote in their discretion for a substitute nominee, or the Board may reduce the number of directors.

Class I Director Nominees (If elected, term would expire in 2014)

Mr. Gregory Weaver.     Mr. Weaver has been a director of the Company since 2005. Mr. Weaver served as Poniard Pharmaceuticals’ Chief Financial Officer and Senior Vice President from August 2009 to August 2010.  Prior to joining Poniard, a public oncology drug development company, Mr. Weaver served as Chief Financial Officer of Talyst, Inc., a privately-held pharmacy information product company, from 2007 to 2008. Prior to that, he served as Senior Vice President and Chief Financial Officer of Sirna Therapeutics, a public RNAI therapeutics company until the sale of the company to Merck, Inc. in 2006. From 2002 to 2005, Mr. Weaver was Chief Financial Officer and Corporate Secretary of Nastech Pharmaceuticals, a public drug delivery company.  From 1999 to 2002, Mr. Weaver was Chief Financial Officer of Ilex Oncology Inc., a public cancer drug development company, and from 1996 to 1998, he was Chief Financial Officer of Prism Technologies, a privately-held medical device manufacturer.  In addition, Mr. Weaver held increasingly senior positions with Fidelity Capital in Boston and Arthur Andersen LLP.  Mr. Weaver has also served as a Director and Chairman of the Audit Committee of SCOLR Pharmaceuticals, a public drug delivery company from 2007 to 2009. Mr. Weaver is a certified public accountant and received his MBA from Boston College and his B.S. in accounting from Trinity University.

The Board of Directors concluded that Mr. Weaver has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and management experience, including executive positions with several companies in the pharmaceutical and biotechnology industries;

●	Experience with financial reporting by public companies; and

●	Professional and educational background.

Dr. Augustine Chow.     Dr. Augustine Chow was appointed to the Board of Directors in March 2007. Dr. Chow has served as the Chief Executive Officer of Harmony Asset Limited since 1996, a publicly listed investment company specializing in China and Hong Kong.  From 1990 to 1998, Dr. Chow was the Chief Executive Officer of Allied Group of Companies based in Hong Kong.  Prior to this, Dr. Chow held increasingly senior positions with Brunswick Corporation and Outboard Marine Corporation. Dr. Chow has held numerous directorships of listed and non-listed companies, principally in Hong Kong, China and the United Kingdom.  He has also participated and managed over fifty direct investments in China. Dr. Chow holds a M.Sc. from London Business School, a Ph.D. in Transfer of Technology from the University of South Australia, a DBA in Internet Research from Southern Cross University, and an Engineering Doctorate in Commercialization of Radical Innovation from the City University of Hong Kong.

The Board of Directors concluded that Dr. Chow has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and management experience;

●	Experience doing business in China and Hong Kong; and

●	Professional and educational background.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding the Company's current directors and the nominees (who are currently serving as directors), as well as the Company's non-director executive officers.

NAME	AGE	POSITION(S)	CLASS
Max E. Link, Ph.D.	70	Chairman, Director	III
Michael H. Tardugno	60	President, Chief Executive Officer and Director	III
Gregory Weaver	54	Director	I
Augustine Chow, Ph.D.	58	Director	I
Robert W. Hooper	64	Director	II
Alberto R. Martinez, MD	61	Director	II
Jeffrey W. Church	54	Vice President, Chief Financial Officer & Corporate Secretary
Nicholas Borys	51	Vice President and Chief Medical Officer
Robert A. Reed, Ph.D.	50	Vice President, CMC and Technological Operations
Timothy J. Tumminello	53	Controller & Chief Accounting Officer

Continuing Class II Directors (Term Expires in 2012)

Mr. Robert W. Hooper.  Mr. Hooper has served as a director of the Company since July 2010.  He is currently President of Crows Nest Ventures, Inc. a privately held company, and provides advisory and consulting services to the healthcare industry.  From 1997 to 2001, Mr. Hooper served as President North America for IMS Health, a publicly traded healthcare information and market research company.  From 1993 to 1997, he served as President of Abbott Laboratories Canada.  From 1989 to 1993, he served as Managing Director, Australia/Asia for Abbott Laboratories.  Prior to that, he held increasingly senior positions at E.R. Squibb and Sterling Winthrop Labs.  Mr. Hooper holds a B.A degree in Biology from Wilkes University.

The Board of Directors concluded that Mr. Hooper has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and management experience;

●	Management experience in the pharmaceutical and biotechnology industries; and

●	Professional and educational background.

Dr. Alberto R. Martinez.  Dr. Martinez joined Celsion’s Board of Directors effective December 6, 2010.  He is currently a consultant to the healthcare industry.  From 2007 to 2008, Dr. Martinez served as the President and Chief Operating Officer of Talecris Biotherapeutics, Inc., a publicly traded life science company.  Prior to that, Dr. Martinez served as Talecris’ President and Chief Executive Officer from October 2005 until June 2007. Prior to that, he held increasingly senior positions as Executive Vice President of Worldwide Commercial Operations at ZLB Behring (subsequently renamed CSL Behring). Prior to his work with ZLB Behring, Dr. Martinez served in various international positions at Sandoz Pharmaceutical (today Novartis) in Brazil, Switzerland, Spain and the U.S. for eighteen years. Dr. Martinez completed his undergraduate and graduate studies at the University of Sao Paulo and received his medical degree from the University of Sao Paulo in 1973. After completing his residency in Pediatrics in 1975, he studied Business and Marketing Administration at the Foundation Getulio Vargaas of the University of Sao Paulo.

The Board of Directors concluded that Dr. Martinez has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and management experience;

●	Management experience in the pharmaceutical and biotechnology industries; and

●	Professional and educational background.

Continuing Class III Directors (Term Expires in 2013)

Dr. Max E. Link.     Dr. Link has served as a director of the Company since 1997 and has been the Chairman of the Board of Directors since October 2001. Dr. Link currently serves on the board of directors of a number of pharmaceutical and biotechnology companies. From 1993 to 1994, Dr. Link served as Chief Executive Officer of Corange, Ltd., a life science company that was subsequently acquired by Hoffman-LaRoche. From 1971 to 1993, Dr. Link served in numerous positions with Sandoz Pharma AG, culminating in his appointment as Chairman of their Board of Directors in 1992. From 2001 to 2003, Dr. Link served as Chairman and Chief Executive Officer of Centerpulse Ltd. Dr. Link currently serves on the Boards of Directors of Alexion Pharmaceuticals, Inc., Discovery Laboratories, Inc. and Cytrx Corporation. Dr. Link holds a Ph.D. in Economics from the University of St. Gallen (Switzerland).

The Board of Directors concluded that Dr. Link has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes, including experience serving as a director on the boards of several companies;

●	Experience in the pharmaceutical and biotechnology industries; and

●	Professional and educational background.

Mr. Michael H. Tardugno.     Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007 and was elected to the Board of Directors on January 22, 2007. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President and General Manager of Mylan Technologies, Inc., a subsidiary of Mylan Laboratories. Before Mylan, from 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc.  From 1996 to 1998, he was Senior Vice President of Technical Operations for Bristol-Myers Squibb, and from 1977 to 1995, he held increasingly senior executive positions with Bausch & Lomb and Abbott Laboratories.  Mr. Tardugno holds a B.S. degree in Biology from St. Bonaventure University and completed the Harvard Business School, Program for Management Development.

The Board of Directors concluded that Mr. Tardugno has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and experience, including experience as the Chief Executive Officer of Celsion since 2007;

●	Management experience in the pharmaceutical and biotechnology industries; and

●	Professional and educational background.

Executive Officers

Following are the biographical summaries for each of the Company's executive officers. Each executive officer is elected by, and serves at the pleasure of the Board of Directors.

Mr. Michael H. Tardugno.     Mr. Tardugno biological information appears above under the heading “Continuing Class III Directors”.

Dr. Nicholas Borys.     Dr. Borys joined Celsion on October 1, 2007 as Vice President and Chief Medical Officer of the Company. In this position, Dr. Borys manages the clinical development program for Celsion. Dr. Borys has accumulated extensive experience in all phases of pharmaceutical development with a focus in oncology.  Immediately prior to joining Celsion, Dr. Borys served as Chief Medical Officer of Molecular Insight Pharmaceuticals, Inc., a molecular imaging and nuclear oncology pharmaceutical start-up company, from 2004 until 2007. From 2002 until 2004 he served as the Vice President and Chief Medical Officer of Taiho Pharma USA, a Japanese start-up oncology therapeutics company. Prior to that he held increasingly senior positions at Cytogen Corporation, Anthra Pharmaceuticals, Inc., Amersham Healthcare, Inc. and Hoffmann La-Roche Inc. Dr. Borys attended Rutgers University and holds an M.D. Degree from American University of the Caribbean.

Mr. Jeffrey W. Church.   Mr. Church joined Celsion in July 2010 as Vice President, Chief Financial Officer and Corporate Secretary.  In this position Mr. Church manages the financial, accounting and administrative operations for Celsion.  Mr. Church has extensive experience in financial and accounting operations in both private and public life science and medical device companies.  Immediately prior to joining Celsion, Mr. Church served as Chief Financial Officer and Corporate Secretary of Alba Therapeutics Corporation, a privately held life science company from 2007 until 2010.  From 2006 until 2007, he served as Vice President, CFO and Corporate Secretary for Novavax, Inc., a publicly traded vaccine development company.  From 1998 until 2006, he served as Vice President, CFO and Corporate Secretary for GenVec, Inc., a publicly traded life science and biotechnology company. Prior to that, he held senior financial positions at BioSpherics Corporation and Meridian Medical Technologies, both publicly traded companies. He started his career in the Baltimore office of Price Waterhouse from 1979 until 1986.  Mr. Church holds a B.S. degree in accounting from the University of Maryland and is a certified public accountant.

Robert A. Reed, Ph.D.  Dr. Reed joined Celsion on May 11, 2009 as Executive Director, CMC and Technological Operations. In this position Dr. Reed oversees the CMC, QA and Technological Operations functions for Celsion. On February 25, 2011, Dr. Reed was appointed as Vice President, CMC and Technological Operations.  Prior to joining Celsion, Dr. Reed was Vice President, Pharmaceutical Operations at XenoPort, Inc., has 20+ years of experience & responsibility across XenoPort, Inc, 2006 to 2009, Merck & Company, Inc., 1993 to 2005, and The Liposome Company, Inc., 1990 to 1993, with extensive scientific and regulatory experience in the design and development of pharmaceutical products. He holds a Ph.D. in Analytical Chemistry from The University of North Carolina at Chapel Hill and was the recipient of a 3 year NIH Postdoctoral Individual Award at Princeton University.

Mr. Timothy J. Tumminello.   Mr. Tumminello joined Celsion as Assistant Controller in April, 2009 and was appointed as the Company's Controller and Interim Chief Accounting Officer on January 6, 2010. At the time of Mr. Church’s appointment as Chief Financial Officer in July 2010, Mr. Tumminello was named the Chief Accounting Officer. Prior to Celsion, Mr. Tumminello was employed by IC Isaacs & Company, Inc., a publicly traded company, from 1997 to 2009 and held various positions during his tenure that included serving as Vice President, Controller and Principal Financial Officer. Mr. Tumminello was employed in the Baltimore office of Deloitte & Touche LLP from 1991 until 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors presently maintains separately designated Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee consists of Gregory Weaver, chairman, and Dr. Max Link and Dr. Augustine Chow.  The Audit Committee operates under a written charter as amended and restated effective May 4, 2007. A copy of the charter, as may be amended from time to time, is available on our web site, located at http://www.celsion.com, in lieu of triennial filing with our proxy statement in accordance with Instruction 2 to Item 407 of Regulation S-K.  Additional copies of the charter are available upon written request to the Company. All members of the Audit Committee meet the independence standards established by the SEC and NASDAQ.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2010 Annual Report on Form 10-K with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Board of Directors has determined that Mr. Gregory Weaver is qualified to serve as the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K and that Drs. Link and Chow meet the financial literacy requirements under applicable NASDAQ rules.

Compensation Committee

The Compensation Committee is responsible for establishing and administering the compensation policies applicable to the Company's directors, officers and key personnel, for recommending compensation arrangements to the Board of Directors and for evaluating the performance of senior management. The Compensation Committee operates under a written charter effective as of December 24, 2003. A copy of the charter, as may be amended from time to time, is available on our web site, located at http://www.celsion.com, in lieu of triennial filing with our proxy statement in accordance with Instruction 2 to Item 407 of Regulation S-K.  Additional copies of the charter are available upon written request to the Company.  The Compensation Committee does not delegate the authority to approve compensation policies and actions affecting the Company's named executive officers or directors. The Compensation Committee applies discretion in determining compensation for the Company's executives. The Compensation Committee has not established any equity or other security ownership requirements or guidelines in respect of its executive officers. The President and Chief Executive Officer assists the Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested, such as salary surveys and compensation paid by the Company's competitors, to the extent such information is publicly available. Members of the Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of the President and Chief Executive Officer is determined by the Compensation Committee based on the Compensation Committee's evaluation of his performance and with reference to such external or competitive data as they consider necessary.  The compensation of the other named executive officers is determined by the Compensation Committee based on its evaluation of their individual performance and the recommendations of the President and Chief Executive Officer.

Mr. Hooper (Chairman), Dr. Link and Mr. Weaver currently comprise the Compensation Committee. All the members of the Compensation Committee are independent under the applicable NASDAQ rules.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors, reconsideration of incumbent directors in connection with nominations for elections of directors and ensuring that the Board of Directors is properly constituted to meet its corporate governance obligations. The Nominating and Governance Committee operates under a written charter effective as of December 24, 2003 and amended on February 27, 2006. A copy of the charter, as may be amended from time to time, is available on our web site, located at http://www.celsion.com, in lieu of triennial filing with our proxy statement in accordance with Instruction 2 to Item 407 of Regulation S-K. The current members of the Nominating and Governance Committee are Drs. Martinez and Link, each of whom is deemed to be independent under applicable NASDAQ rules.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership

Our Board of Directors has adopted a leadership structure that it believes is appropriate for Celsion, including an independent Chairman of the Board. Currently, Dr. Link serves as Chairman of the Board and Mr. Tardugno serves as President and Chief Executive Officer. The Board believes that the Company and its stockholders have been well served by the current leadership structure due to Dr. Link's and Mr. Tardugno's experience and in-depth knowledge of the Company and the industry.  The Company believes that at this time the separation of these roles permits the Chairman of the Board to focus on oversight of the Company’s long-term corporate development goals while the President and Chief Executive Officer focuses on the strategic direction of the Company and oversees the day to day performance of the other executive officers in executing the Company’s business plan.

Board Oversight of Risk

The Board of Directors is responsible for oversight of the various risks facing us. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business and operations, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process, and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive and to achieve its business objectives.

While the Board oversees risk, our management is charged with identifying and managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following two committees play significant roles in carrying out the risk oversight function:

●
The Audit Committee: The Audit Committee oversees the Company's practices with respect to assessing and managing risk and assessing the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management, the internal auditors, and the independent registered public accounting firm. The Audit Committee also oversees the Company's compliance with respect to legal and regulatory requirements and monitors compliance with the Company's Code of Business Conduct and Ethics. In addition, at least quarterly, the Audit Committee reviews with the Company's senior management any risks or exposures relating to litigation, other legal matters and other proceedings and regulatory matters that may have a significant impact on the Company's financial statements.

●
The Compensation Committee: The Compensation Committee oversees the Company's overall compensation structure, policies and programs, and assesses whether the Company's compensation structure establishes appropriate incentives for management and employees.

LEGAL PROCEEDINGS

None of the Company's directors or officers have been a part of any legal proceeding within the last 10 years that is subject to disclosure under Item 401(f) of Regulation S-K.

MEETINGS OF THE BOARD AND ITS COMMITTEES

During the fiscal year ended December 31, 2010, there were a total of six meetings of the Board of Directors. Dr.’s Link and Chow and Messer’s Tardugno and Weaver attended all of the meetings of the Board of Directors and the committees on which he served that were held during the period for which he was a director or committee member, respectively.   Dr Gary W. Pace attended all three meetings of the Board of Directors until his resignation from the Board in July 2010.  Mr. Hooper attended all three meetings of the Board of Directors held after his appointment to the Board of Directors in July 2010.  During the fiscal year ended December 31, 2010, the Audit Committee met five times, the Compensation Committee met three times, and the Nominating and Governance Committee met once.

DIRECTOR NOMINATIONS

The Nominating and Governance Committee

The role of the Nominating and Governance Committee is to act on behalf of the Board of Directors to ensure that the Board of Directors and its standing committees are appropriately constituted to meet their fiduciary and corporate governance obligations. In this role, the Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors and reconsidering incumbent directors in connection with nominations for elections of directors. The Nominating and Governance Committee is also charged with: (i) reviewing and recommending changes in the size and composition of the Board of Directors and its committees; (ii) developing and maintaining criteria and processes for selecting candidates for election as directors; (iii) identifying and recruiting candidates to stand for election as directors and determining whether incumbent directors should stand for reelection; (iv) ensuring that the Company and the Board of Directors operates in accordance with current best practices; (v) providing for ongoing director training and education; (vi) reporting to the Board of Directors on Nominating and Governance Committee activities; (vii) annually reviewing the Nominating and Governance Committee's performance of its responsibilities and duties; and (viii) annually reviewing the Nominating and Governance Committee Charter, the structure and the processes and membership requirements of the Nominating and Governance Committee and recommending to the Board any improvements or amendments that the Nominating and Governance Committee considers appropriate or necessary.

Director Qualifications

It is a policy of the Nominating and Governance Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of the Nominating and Governance Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director. Candidates must have experience and demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors which will complement the talents of the other members of the Board of Directors and further the interests of the Company, bearing in mind the composition of the Board of Directors and the current state of the Company and the biotechnical/biopharmaceutical industry generally. In particular, the Nominating and Governance Committee believes it is important for one or more members of the Board of Directors to have in-depth experience in the biotechnical/biopharmaceutical industry. The Nominating and Governance Committee has determined that one or more of its members, including the incumbents nominated to stand for reelection at the Annual Meeting, have such biotechnical/biopharmaceutical experience.

Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to the Company, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of the Board of Directors and committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on the Board of Directors long enough to make an effective contribution.  Among candidates who meet the foregoing criteria, the Nominating and Governance Committee also considers the Company's current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors.

Although the Nominating and Corporate Governance Committee does not have a formal diversity policy, it endeavors to comprise the Board of Directors of members with a broad mix of professional and personal backgrounds. Thus, the Nominating and Corporate Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Nominating and Corporate Governance Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee’s overall qualifications, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee will also consider the director’s history of attendance at board and committee meetings, the director’s preparation for and participation in such meetings, and the director’s tenure as a member of the Board of Directors.

Director Independence

In addition, in accordance with the rules of the SEC and NASDAQ, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one member of the Audit Committee qualify as an "audit committee financial expert" under those rules.

The Board of Directors has determined that Mr. Gregory Weaver is qualified to serve as the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K and that Drs. Link and Chow meet the financial literacy requirements under applicable SEC and NASDAQ rules. The Board of Directors has also determined that of the six currently serving directors, Drs. Max E. Link, Augustine Chow, Alberto Martinez and Messer’s Gregory Weaver and Robert W. Hooper, are independent under applicable SEC and NASDAQ rules. Mr. Gregory Weaver acts as the chairman of our Audit Committee.  In considering the independence of the Directors nominated for election, Dr. Link has no relationship with the Company other than as a Director.

Nominating and Governance Committee Process

In selecting candidates for the Board of Directors, the Nominating and Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. Under its charter, the Nominating and Governance Committee is charged with considering incumbent directors as if they were new candidates. However, the Nominating and Governance Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into the Company's affairs and enhancing the Board of Directors' ability to work as a collective body. Therefore, it is the policy of the Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors whom the Nominating and Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member, there is an existing vacancy on the Board of Directors, or the Board of Directors, upon the recommendation of the Nominating and Governance Committee, elects to expand the size of the Board of Directors, the following process would be followed:

●	The Nominating and Governance Committee develops a profile for candidates' skills and experience, based on the criteria described above.

●
The Nominating and Governance Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Nominating and Governance Committee deems this appropriate.

●
The Nominating and Governance Committee has a policy with respect to stockholders' suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Nominating and Governance Committee.

●	The process by which stockholders may submit potential nominees is described below under "Stockholder Recommendation Process."

●
The Nominating and Governance Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Nominating and Governance Committee's search profile.

●	The Chairman of the Board of Directors and at least one member of the Nominating and Governance Committee interview prospective candidate(s) who satisfy the qualifications described above.

●	The Nominating and Governance Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

●	The Nominating and Governance Committee seeks endorsement of the final candidate(s) from the full Board of Directors.

●	The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

To date, the Nominating and Governance Committee has not received any recommendations from stockholders and has not retained a search firm to aid in the identification or evaluation of potential nominees.

Stockholder Recommendation Process

The Nominating and Governance Committee will consider director candidates recommended by stockholders, provided that the stockholder making the recommendation follows the procedure set forth below. Stockholder recommendations should be submitted to the Company in writing, as follows:

Corporate Secretary
Celsion Corporation
10220-L Old Columbia Road
Columbia, Maryland 21046

Suggestions received by the Secretary before January 2, 2012 will be considered by the Nominating and Governance Committee for nomination and election at the 2012 annual meeting of stockholders.

A stockholder's notice to the Secretary must set forth:

a) as to each stockholder-proposed nominee:

i)	the name, age, business address and residence address of the nominee;

ii)	the principal occupation or employment of the nominee;

iii)	an undertaking to provide a completed director's and officer's questionnaire in the form required by the Company within two weeks of the submission;

iv)	a statement as to the nominee's citizenship; and

v)
any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

b)	as to the stockholder giving the notice:

i)	the name and record address of the stockholder; and

ii)	the number of shares of Common Stock that the stockholder beneficially owns.

The Company or the Nominating and Governance Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company.

Revisions to Process

The Nominating and Governance Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. The Nominating and Governance Committee intends to review these processes from time to time in light of the Company's evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Nominating and Governance Committee may revise these processes or adopt new ones based on such periodic reviews.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has adopted a process through which interested stockholders may communicate with the Board of Directors. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to the Corporate Secretary, at the Company's headquarters in Columbia, Maryland. The envelope containing any such communication should be prominently marked "To the Attention of the Board of Directors" or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder's address and the number of shares of the Company's Common Stock beneficially owned by the stockholder. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

BOARD ATTENDANCE

The Board of Directors strongly encourages, but does not require, all directors, to the extent reasonable and practicable, to attend the Company's annual meetings of stockholders in person. All of the current Board members who were in office or nominees for election to the Board of Directors were present at the Company’s 2010 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2010 Annual Report on Form 10-K with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

 The Audit Committee met privately with the Company's independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statement on Auditing Standards No. 114 (AU 380) (The Auditor's Communication with those Charged with Governance), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures and the letter received from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's 2010 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Gregory Weaver
Max E. Link
Augustine Chow

EXECUTIVE COMPENSATION

2010 SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash and other compensation paid, for the year ended December 31, 2010, to the Company's Chief Executive Officer and each of its other executive officers whose annual salary and non-equity incentive compensation for the fiscal year ended December 31, 2010 exceeded $100,000 (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Bonus ($) (2)	401(k) Stock Match (3)	All Other Compensation	Total ($)

Michael H. Tardugno (4)	2010	360,500	51,191	265,436	121,405	9,775	45,000	853,307
President and Chief Executive Officer	2009	359,693	72,000	131,840	51,191	11,281	-	626,005

Nicholas Borys(5)	2010	295,050	22,159	79,487	57,240	7,615	23,831	485,382
Vice President and Chief Medical Officer	2009	293,975	14,400	61,525	22,158	8,567	24738	425,363

Jeffrey W. Church(6)	2010	119,231	84,750	248,617	30,500	-	-	483,098
Vice President and Chief Financial Officer

Robert A. Reed (7)	2010	198,000	10,002	19,369	38,314	6,240	3,750	265,675
Vice President, CMC and Technological Operations	2009	125,654	30,373	53,634	10,000	860	2,702	223,225

(1)
The value reported for Stock and Option Awards is the aggregate grant date fair value of restricted stock awards granted to the named executive officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in the Note 12 in the financial statements.

(2)
Bonuses for 2010 were paid during the first quarter of 2011, in respect of 2010 performance and non-equity incentive compensation plan awards for 2009 were paid during the first quarter of 2010, in respect of 2009 performance.

(3)	The Company has a 401(k) plan whereby it matches 50% up to 6% an employee contributes from their salary. The Company’s matching contribution is made in Celsion common stock.

(4)	Mr. Tardugno's other compensation for 2010 consists of a $45,000 temporary living allowance.

(5)	Dr. Borys' other compensation for 2010 and 2009 consists of a temporary living allowance of $23,831and $24,738, respectfully.

(6)	Mr. Church joined Celsion in July 2010 as Vice President, Chief Financial Officer and Corporate Secretary. Mr. Church’s base salary is $250,000 per year.

(7)
Dr. Reed joined Celsion in May 2010 as Executive Director, CMC and Technological Operations.  In February 2011, Dr. Reed was made Vice President, CMC and Technological Operations.  Dr. Reed’s base salary is $198,000 per year. Dr. Reed’s other compensation for 2010 and 2009 consists of a temporary living allowance of $3,750 and $2,702, respectfully.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreements

The Company and Mr. Tardugno entered into an employment agreement, effective March 1, 2009, which superseded the previous employment agreement with Mr. Tardugno and pursuant to which Mr. Tardugno continues to serve as our President and Chief Executive Officer.  Subject to earlier termination pursuant to the terms of the agreement, the initial term of the agreement shall end on January 1, 2013, with automatic one (1) year renewals thereafter, unless either party provides a notice of non-renewal. Mr. Tardugno's employment agreement provides for an initial annual base salary of $360,500, subject to annual adjustment by the Board of Directors of the Company or the Compensation Committee (the "Base Salary"). Mr. Tardugno is also eligible for an annual performance bonus from the Company, pursuant to the Company's management incentive bonus program, or policy or practice of the Board or its Compensation Committee, in effect from time to time. The amount of such bonus will be determined by the Board or its Compensation Committee in its sole and absolute discretion and will not exceed 70% of the then-current Base Salary except pursuant to a specific finding by the Board or its Compensation Committee that a higher percentage is appropriate. Under the Agreement, the Company agreed to grant to Mr. Tardugno, at the time of its usual annual grant to employees, annual stock options to purchase shares of the Company's common stock as the Board or its Compensation Committee shall determine.

In the event, (A) that the Company terminates the agreement other than for "cause" (as defined in the agreement) or (B) Mr. Tardugno terminates the agreement upon the occurrence of:  (i) a material adverse change in his duties or authority; (ii) a situation in which he is no longer at least one of the President or the Chief Executive Officer of the Company; (iii) a bankruptcy filing or similar action by or against the Company; or (iv) another material breach of the Agreement by the Company (each, a "Triggering Event"), Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the "Reference Amount"), payable in accordance with the Company's normal payroll practices and may exercise any vested options within one (1) year of his termination date, after which time any unexercised options shall be forfeited.

In the event of termination of his employment upon a Triggering Event within two years following a "change in control" (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company's obligation under the agreement, and he terminates his employment, Mr. Tardugno is entitled to a lump sum severance payment equal to the Reference Amount and any previously unvested options granted to Mr. Tardugno and covered by the employment agreement shall immediately vest and become and remain fully exercisable through their original terms and otherwise in accordance with their respective original terms. The agreement also provides that such severance is payable following a change in control if Mr. Tardugno elects to terminate his employment for any reason or no reason commencing with the sixth and ending with the twelfth month following the change in control. Under the agreement, a "change in control" is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 50% of the combined voting power of the Company's then-outstanding securities; (ii) there is a change in a majority of the directors in office during any twenty-four (24) month period; (iii) the Company engages in a recapitalization, reorganization, merger, consolidation or similar transaction after which the holders of the Company's voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets after which the holders of the Company's voting securities before such sale or disposition do not continue to hold at least 50% of the voting securities of the Company or its successor after such sale or disposition.

In the event that Mr. Tardugno is terminated for cause or is receiving severance payments contemplated under the employment agreement, Mr. Tardugno shall, among other things, not provide any services, directly or indirectly, to any other business or commercial entity in the Company's "Field of Interest" (as such term is defined in his employment agreement), solicit any customers or suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of two years following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Tardugno knowingly make any written or oral untrue statement that disparages the Company in communications with any customer, client or the public. Mr. Tardugno is also subject to confidentiality provisions in his employment agreement.

The Company and Dr. Borys entered into an employment offer letter on August 23, 2007, pursuant to which Dr. Borys agreed to serve as the Vice President and Chief Medical Officer of the Company. Under the terms of the offer letter, the Company agreed to pay Dr. Borys an annual starting salary of $270,000, subject to annual review. Dr. Borys is also eligible for an annual bonus, with a target of 35% of his annual base salary, conditioned on his and the Company's performance against key performance objectives, and annual discretionary stock option awards. The Company also agreed to provide Dr. Borys with a monthly housing allowance of $2,000 (subject to actual housing costs) for the first 18 months of employment or a relocation allowance, if Dr. Borys chose to relocate to the Columbia, Maryland area. Dr. Borys' employment with the Company is "at-will".

In connection with Mr. Church’s appointment as Vice President, CFO and Corporate Secretary, the Company and Mr. Church entered into an employment offer letter signed by Mr. Church on June 15, 2010 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Church will receive a starting base salary of $250,000 and will be eligible for an annual bonus, with a target of 35% of his annual base salary, conditioned on his and the Company’s performance against key business objectives.

Mr. Church received a grant of options to purchase 100,000 shares of the Company’s Common Stock (the “Option Grant”) at a price equal to the closing price on NASDAQ on the day the Board approved the Option Grant, which will vest in quarters over four years  on January 1, 2011 and annually thereafter.  Mr. Church will also be considered for a discretionary stock option award in 2011 and annually thereafter.  Mr. Church also received a grant of 25,000 shares of the Company’s Common Stock, which will vest in thirds over 3 years with the first vesting date on July 1, 2010 and annually thereafter.  Mr. Church’s employment will be “at-will”; however, if the Company terminates Mr. Church for any reason other than just cause, the Company will pay Mr. Church a salary continuation and COBRA payment benefit for up to three months. The salary and benefit payments will cease at the end of the three month period or if he finds new employment prior to the three month period, the benefit will be reduced by the amount of compensation which he will receive from the new employer.

The Company and Dr. Reed entered into an employment offer letter on April 30, 2009, pursuant to which Dr. Reed agreed to serve as the Executive Director, CMC and Technological Operations of the Company. Under the terms of the offer letter, the Company agreed to pay Dr. Reed an annual starting salary of $198,000, subject to annual review. Dr. Reed is also eligible for an annual bonus, with a target of 25% of his annual base salary, conditioned on his and the Company's performance against key performance objectives, and annual discretionary stock option awards.  Dr. Reed’s employment with the Company is "at-will".  In February 2011, Dr Reed was appointed as Vice President, CMC and Technological Operations of the Company.

Material Terms of Option Grants and Grants of Restricted Stock

Mr. Tardugno was issued an option to purchase 75,000 shares of Common Stock on February 19, 2010 at an exercise price of $2.94 per share. This option vests over three years. Dr. Borys was issued an option to purchase 40,000 shares of Common Stock on February 19, 2010 at an exercise price of $2.94 per share. This option vests over three years.  Mr. Church was issued an option to purchase 100,000 shares of Common Stock on July 6, 2010 at an exercise price of $3.39 per share. This option vests in quarters starting January 1, 2011 and three years annually thereafter.  Dr. Reed was issued an option to purchase 25,000 shares of Common Stock on February 19, 2010 at an exercise price of $2.94 per share. This option vests over three years.

Mr. Tardugno was issued a stock grant for 17,412 shares on February 19, 2010.  Dr. Borys was issued a stock grant for 7,537 shares on February 19, 2010.  Dr. Reed was issued a stock grant for 3,402 shares on February 19, 2010.  Mr. Tadugno’s and Dr. Borys’ grants vested immediately.   Mr. Church was issued a stock grant for 25,000 shares on July 6, 2010.  Mr. Church’s grants vested in thirds starting on the grant date and annually thereafter.

Material Terms of Non-Equity Incentive Awards

The Company has an incentive compensation plan in which all members of senior management participate. The plan is performance driven based on objectives that are established annually by mutual agreement of management and the Compensation Committee. The objectives are operational in nature and include completion of development projects, fund raising, cost controls, business development and profit and loss goals. They may from time to time include share price objectives, however, as all of the operating objectives are ultimately directed at creating shareholder value. The objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals. Executives are individually evaluated for their contribution to the Company's achievement of these objectives. Payouts under this plan, which can be as high as 70% of the base salary for the C.E.O., can be in cash and/or equity awards with various vesting provisions. This component of compensation is provided, among other reasons, to create incentives for executives to meet short and medium term performance goals of the Company, without regard to the stock price. Objectives are weighted in terms of overall importance to meeting the Company's operating plan and the amount of the reward is determined on a sliding scale dependent on the achievement of objectives and the relative importance of the objectives achieved.

Pursuant to his employment agreement, Mr. Tardugno is eligible for annual non-equity incentive compensation targeted at 70% of his base salary amount. On March 4, 2011, Mr. Tardugno received an annual bonus payment $103,000 representing 28.6% of his base salary, which was based on his and the Company's performance in 2010.  For 2010, Mr. Tardugno's incentive compensation was based upon four major company objectives that were as follows: progress in patient enrollment for the primary liver clinical trial, commencement of a recurrent chest wall breast cancer clinical trial, ensure reliability and scalability of Thermodox® manufacturing process, and various financial and management initiatives.  Mr. Tardugno received $18,405 under a one time incentive to broaden the Phase III Heat Study into certain target countries.

Dr. Borys is eligible for a non-equity incentive compensation targeted at 35% of his base salary. On March 4, 2011, Dr. Borys received an annual bonus of $57,240, representing 19.4% of his base salary amount, which was based on his and the Company's performance for 2010. For 2010, Dr. Borys' incentive compensation was based upon four major company objectives that were as follows: progress in patient enrollment for the primary liver clinical trial, commencement of the recurrent chest wall breast cancer clinical trial, development of product pipeline, and various financial and management initiatives.

Mr. Church is eligible for a non-equity incentive compensation targeted at 35% of his base salary. On March 4, 2011, Mr. Church received an annual bonus of $30,500, representing 12.2% of his base salary amount, which was based on his and the Company's performance for 2010.   On February 25, Mr. Church was also issued a stock grant for 10,000 shares which vested immediately.

Dr. Reed is eligible for a non-equity incentive compensation targeted at 25% of his base salary. On March 4, 2011, Dr. Reed received an annual bonus of $28,314, representing 14.3% of his base salary amount, which was based on his and the Company's performance for 2010.

All Other Compensation

Mr. Tardugno was paid other compensation during 2010 of $45,000 which represents a temporary living allowance. Mr. Tardugno also received a $9,775 401(k) matching Celsion common stock contribution. Dr. Borys was paid $23,831 of other compensation during 2010, which represents a temporary living allowance.  Dr. Borys also received a $7,615 401(k) matching Celsion common stock contribution.  Dr. Reed was paid $3,750 of other compensation during 2010, which represents a temporary living allowance.  Dr. Reed also received a $6,240 401(k) matching Celsion common stock contribution.

ADDITIONAL COMPENSATION DISCLOSURE NARRATIVE

Retirement Benefits

Celsion maintains a defined-contribution plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees over the age of 21. Participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. Commencing in the fourth quarter for 2008, the Company began making a matching contribution up to a maximum of 3% of an employee's annual salary. The match is paid for in Common Stock, which vests over a period of three years.

Executive Perquisites

The Company may provide perquisites to its executive officers other than those that may be called for in employment contracts. For the year ended December 31, 2010, the Company did not pay any perquisites.

Post-Employment Compensation

Mr. Tardugno's employment agreement provides for post-employment benefits. Please refer to the description of Mr. Tardugno's employment agreement, which contains a description of such benefits, under the heading "Employment Agreements" above.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the unexercised options, non-vested stock and equity incentive plan awards outstanding and held by each of the Named Executive Officers as of December 31, 2010.

		Option Awards				Stock Awards

Name	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael H. Tardugno(1)	1/3/2007	322,500	215,000	$2.42	1/3/2017
	2/19/2008	37,500	56,250	$5.50	2/19/2018
	1/19/2009	25,000	50,000	$2.72	2/19/2019
	2/19/2010	—	85,000	$2.94	2/19/2010

Nicholas Borys(2)	9/24/2007	75,000	—	$6.10	9/24/2017
	2/19/2008	17,500	17,500	$5.50	2/19/2018
	1/19/2009	11,667	23,333	$2.72	2/19/2018
	2/19/2010	—	40,000	$2.94	2/19/2020

Jeffrey W. Church (3)	7/6/2010	—	100,000	$3.39	7/1/2020	16,667	$ 34,167

Robert A. Reed (4)	5/15/2009	5,000	15,000	$4.05	5/15/2019
	2/19/2010	—	25,000	$2.94	2/19/2020	5,000	$10,250

Notes:

(1)
Mr. Tardugno's stock options granted on January 3, 2007 and February 19, 2008 vest in four equal installments commencing on the first anniversary from the date of grant. The stock options granted on January 19, 2009 and February 19, 2010 vest in three equal installments commencing on the first anniversary from the date of grant.

(2)
Dr. Borys’ stock options granted on September 24, 2007 and February 19, 2008 vest in four equal installments commencing on the first anniversary from the date of grant. The stock options granted on February 19, 2009 and February 19, 2010 vest in three equal installments commencing on the first anniversary from the date of grant.

(3)
Mr. Church’s stock options granted on July 6, 2010 vest in quarters starting January 1, 2011 and three years annually thereafter. The stock grant for 25,000 shares on July 6, 2010 vested in thirds starting on the grant date and annually thereafter.

(4)
Dr. Reed’s stock options granted on May 15, 2009 vest in four equal installments commencing on the first anniversary from the date of grant.  The stock options granted on February 19, 2010 vest in three equal installments commencing on the first anniversary from the date of grant.

DIRECTOR COMPENSATION

2010 DIRECTOR COMPENSATION TABLE

The following table sets forth the cash and noncash compensation paid to the Company's directors for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)	Total ($)
Max E. Link	53,600		—	67,795	121,395
Augustine Chow	36,600		—	48,425	85,025
Gregory Weaver	51,800		—	48,425	100,225
Robert W. Hooper	13,517	(5)	—	65,348	78,865
Alberto Martinez	—	(6)	—	54,438	54,438
Gary W. Pace	20,383	(5)	—	48,425	68,808

(1)
The value reported for Stock and Option Awards is the aggregate grant date fair value of restricted stock awards granted to the named executive officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in the Note 12 to the financial statements included in this Annual Report on Form 10-K.  The grant date fair value of stock option awards to directors during the year ended December 31, 2010 were as follows:

Name	Number of Options Granted		Exercise Price	Expires	Grant Date Fair Value
Max E. Link	35,000	(2)	$2.94	2/19/2020	67,797
Augustine Chow	25,000	(2)	$2.94	2/19/2020	48,423
Gregory Weaver	25,000	(2)	$2.94	2/19/2020	48,423
Robert W. Hooper	30,000	(3)	$3.36	7/29/2020	65,348
Alberto Martinez	30,000	(4)	$2.81	12/3/2020	54,438
Gary W. Pace	25,000	(2)	$2.94	2/19/2020	48,423

(2)	These stock options were granted on February 19, 2010 and vest in three equal installments commencing on the first anniversary from the date of grant.

(3)	These stock options were granted on July 29, 2010 and vest in three equal installments commencing on the first anniversary from the date of grant.

(4)	These stock options were granted on December 3, 2010 and vest in three equal installments commencing on the first anniversary from the date of grant.

(5)	On July 29, 2010, Gary Pace tendered his resignation from the Board of Directors. Robert W. Hooper was appointed by the Board of Directors to take his place.

(6)	Dr Alberto Martinez was appointed to the Board of Directors on December 3, 2010.

During the year ended December 31, 2010, each non-employee of the Company received annual cash compensation in the amount of $25,000 payable quarterly, and an additional $1,000 for attendance at special meetings of the Board of Directors and each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. Each other non-employee director is reimbursed for his out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. Additionally, the Chairman of the Audit Committee received an additional annual cash fee of $8,000 and the Chairman of the Compensation Committee received an additional annual cash fee of $5,000.

SECTION 162(M)

Section 162(m) of the Internal Revenue Code provides for non-deductibility, in certain cases, of compensation paid to certain executives in excess of $1 million per year. The Company does not have a policy limiting compensation to amounts deductible under Section 162(m). The Company's compensation plans are designed so that qualified performance-based awards issued under the plans would not be subject to Section 162(m) limits. Section 162(m) limits would apply to salary, non-performance based bonuses, restricted stock awards that are not performance based and certain amounts included under "All Other Compensation" in the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2010, the Compensation Committee of the Board of Directors was comprised of Messer’s Robert H Hooper and Gregory Weaver and Dr. Max E. Link. No interlocking relationships exist between any of these members of the Compensation Committee or any executive officer of the Company and any other of the members of the Company's Board of Directors or Compensation Committee.

RELATED PERSON TRANSACTIONS

On January 12, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a select group of institutional investors, including certain officers and directors of the Company, to sell up to 5,000 shares of 8% redeemable convertible preferred stock (the “Preferred Stock”) with a stated value of $1,000 and warrants (the “Included Warrants”) to purchase up to 2,083,333 shares of common stock in a registered direct offering.  The Preferred Stock and Included Warrants were sold in units (the “Units”), with each Unit consisting of one share of Preferred Stock and an Included Warrant to purchase up to 416.6666 shares of common stock at an exercise price of $3.25 per whole share of common stock.  The Units were sold to unaffiliated third party investors at a negotiated purchase price of $1,000 per Unit and to officers and directors at an at-the-market price of $1,197.92 per Unit in accordance with the NASDAQ Stock Market Rules. Each share of Preferred Stock is convertible into shares of common stock at an initial conversion price of $2.40 per share, subject to adjustment in the event of stock splits, recapitalizations or reorganizations that affect all holders of common stock equally. The Company received gross proceeds from the offering of approximately $5.1 million, before deducting placement agents' fees and estimated offering expenses.  Concurrent with the issuance and sale of the Units, the Company issued a warrant (the “Placement Agent Warrant”) to purchase up to 350 shares of Preferred Stock at an exercise price of $1,000 per whole share of Preferred Stock to Dominick & Dominick LLC, as placement agent.

The table below sets forth the related party participation in the offering:

RELATED PARTY	POSITION(S)	UNITS	TOTAL SUBSCRIPTION
Max E. Link	Chairman, Director	41	$49,114.72
Michael H. Tardugno	President, Chief Executive Officer, and Director	41	$49,114.72
Robert W. Hooper	Director	12	$14,375.04
Alberto R. Martinez	Director	83	$99,427.36
Jeffrey W. Church	Vice President and Chief Financial Officer	8	$9,583.36
Nicholas Borys	Vice President and Chief Medical Officer	6	$7,187.52
Timothy J. Tumminello	Controller & Chief Accounting Officer	8	$9,583.36

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Stegman & Company ("Stegman") as the independent registered public accounting firm of the Company to audit its financial statements for the fiscal year ending December 31, 2011, and the Board requests stockholder ratification of such selection. Stegman has served as the Company's independent accountants since our 1993 fiscal year, and has advised the Company that neither Stegman nor any of its members has, or has had in the past three years, any financial interest in the Company or any relation to the Company other than as auditors and accountants.

Representatives of Stegman are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES

The following table presents fees for professional audit services rendered by Stegman and Company for the audit of the Company's annual financial statements and review of financial statements included in the Company's Forms 10-Q for the fiscal years ended December 31, 2010 and December 31, 2009, and fees for other services rendered by Stegman during those periods:

	FISCAL YEAR 2010		FISCAL YEAR 2009
FEE CATEGORY	AMOUNT	% OF TOTAL	AMOUNT	% OF TOTAL
Audit Fees	$80,500	75	$89,700	71
Audit Related Fees	18,650	17	19,300	15
Tax Fees	8,000	7	10,750	9
All Other Fees	935	1	6,610	5
Total Fees	$108,085	100	$126,360	100

Audit fees consist of fees for professional services rendered by Stegman and Company for the audit of the Company's annual financial statements and for reviews of the quarterly financial statements included in the Company's Forms 10-Q. Tax fees consist of fees for preparation of the Company's federal and state tax returns. Audit related fees pertain to the work performed during the Company's equity offerings in 2010. All other fees consist of fees for attendance at the Company's annual meetings, review of registration statements and similar matters. Stegman rendered no financial information systems design and implementation services to the Company during fiscal years 2010 and 2009 and, therefore, no fees were charged for such services during those periods.

SERVICES BY EMPLOYEES OF STEGMAN & COMPANY

No part of Stegman's engagement to audit the Company's financial statements for the fiscal year ended December 31, 2010 was attributable to work performed by persons other than Stegman's full-time, permanent employees.

AUDIT COMMITTEE POLICY ON APPROVAL OF AUDIT AND NON-AUDIT SERVICES

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by the Company's independent accountants, in accordance with rules prescribed by the SEC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is based on a written proposal, accompanied by a cost estimate and estimated budget. The Audit Committee has delegated to its Chairman the authority to pre-approve audit and non-audit services with an estimated cost of up to $25,000, provided the exercise of such authority is reported to the Audit Committee at its next regular meeting. The Audit Committee reserves the right, from time to time, to delegate pre-approval authority to other of its members, so long as such members are independent directors.

All of the services of Stegman and Company during fiscal years 2010 and 2009 were approved by the Audit Committee in accordance with its pre-approval policy and the approval requirements of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
PROPOSAL TO RATIFY THE SELECTION OF STEGMAN AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Stockholder ratification of the selection of Stegman as the Company's independent registered public accounting firm is not required by the Company's Bylaws or other applicable legal or regulatory requirements. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Stegman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Stegman, the Audit Committee will reconsider whether or not to retain that firm, or whether to retain a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR

THE 2012 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wants the Company to include a proposal in the Company's proxy statement for presentation at our 2011 annual meeting of stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by the Company no later than January 2, 2012. Such proposals should be directed to Celsion Corporation, 10220-L Old Columbia Road, Columbia, Maryland, 21046 Attention: Celsion Corporate Secretary.

A stockholder may also nominate directors or have other business brought before the 2012 annual meeting by submitting the nomination or proposal to the Company no later than January 2, 2012. The nomination or proposal must be delivered to the Company's executive offices at 10220-L Old Columbia Road, Columbia, Maryland, 21046, Attention: Corporate Secretary. Any stockholder considering submitting a nominee or proposal for action at our 2012 annual meeting is directed to the Company's Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company's Corporate Secretary.

April 29, 2011	By Order of the Board of Directors
/s/ Jeffrey W. Church Jeffrey W. Church Secretary

CELSION CORPORATION 10220-L OLD COLUMBIA RD COLUMBIA, MD 21046
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐

01	Mr. Gregory Weaver 02 Dr. Augustine Chow

The Board of Directors recommends you vote FOR the following proposal:
						For	Against	Abstain
2.	TO RATIFY THE SELECTION OF STEGMAN & COMPANY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or  partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice and Proxy Statement is/are available at www.proxyvote.com.

PROXY CARD
CELSION CORPORATION
10220-L OLD COLUMBIA ROAD
COLUMBIA MARYLAND 21046
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELSION CORPORATION
The undersigned stockholder of Celsion Corporation (the "Company") hereby appoints Michael H. Tardugno and Jeffrey W. Church, and each of them, as proxies, with full power of substitution in each of them, for and in the name of the undersigned, to represent the undersigned and vote, as designated below, all shares of the Common Stock of the Company which the undersigned is entitled to vote on all matters, except as specifically indicated below, at the Annual Meeting of the Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on Friday, June 10, 2011 at the Pier 5 Hotel, 711 Eastern Avenue, Baltimore, Maryland 21202, or at any adjournment or postponement thereof. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting and acknowledges receipt of Notice of the Annual Meeting and the Proxy Statement in connection therewith (the terms of each of which are incorporated by reference herein).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN PROPOSAL NO. 1, AND "FOR" PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

Continued and to be signed on reverse side